EXHIBIT 3.5

HOSPITALITY PROPERTIES TRUST

AMENDED AND RESTATED BYLAWS

As Amended and Restated ~~April 9~~August 7,  ~~2014~~2015

TABLE OF CONTENTS

ARTICLE I OFFICES	1
Section 1.1 Principal Office	1
Section 1.2 Additional Offices	1
ARTICLE II MEETINGS OF SHAREHOLDERS	1
Section 2.1 Place	1
Section 2.2 Annual Meeting	1
Section 2.3 Special Meetings	1
Section 2.4 Notice of Regular or Special Meetings	1
Section 2.5 Notice of Adjourned Meetings	~~1~~2
Section 2.6 ~~Scope of Meetings~~Meeting Business	2
Section 2.7 Organization of Shareholder Meetings	2
Section 2.8 Quorum	3
Section 2.9 Voting	3
Section 2.10 Proxies	~~3~~4
Section 2.11 Record Date	~~3~~4
Section 2.12 Voting of Shares by Certain Holders	~~3~~4
Section 2.13 Inspectors	4
Section 2.14 Nominations and Other Proposals to be Considered at Meetings of Shareholders	~~4~~5
Section 2.14.1 Annual Meetings of Shareholders.	5
Section 2.14.2 Shareholder Nominations or Other Proposals Causing Covenant Breaches or Defaults	10
Section 2.14.3 Shareholder Nominations or Other Proposals Requiring Governmental Action	11
Section 2.14.4 Special Meetings of Shareholders	11
Section 2.14.5 General.	12
Section 2.15 No Shareholder Actions by Written Consent	~~12~~14
Section 2.16 Voting by Ballot	~~12~~14
Section 2.17 Proposals of Business Which Are Not Proper Matters For Action By Shareholders	~~12~~14

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ARTICLE III TRUSTEES	~~12~~14
Section 3.1 General Powers; Qualifications; Trustees Holding Over	~~12~~14
Section 3.2 Independent Trustees and Managing Trustees	~~13~~14
Section 3.3 Number and Tenure	~~13~~15
Section 3.4 Annual and Regular Meetings	~~13~~15
Section 3.5 Special Meetings	~~14~~15
Section 3.6 Notice	~~14~~16
Section 3.7 Quorum	~~14~~16
Section 3.8 Voting	~~14~~16
Section 3.9 Telephone Meetings	~~15~~16
Section 3.10 Action by Written Consent of Trustees	~~15~~16
Section 3.11 Waiver of Notice	~~15~~17
Section 3.12 Vacancies	~~15~~17
Section 3.13 Compensation	~~15~~17
Section 3.14 Removal of Trustees	17
Section ~~3.14~~3.15 Surety Bonds	~~15~~17
Section ~~3.15~~3.16 Reliance	~~15~~18
Section ~~3.16~~3.17 Interested Trustee Transactions	~~16~~18
Section ~~3.17~~3.18 Certain Rights of Trustees, Officers, Employees and Agents	~~16~~18
Section ~~3.18~~3.19 Emergency Provisions	~~16~~18
ARTICLE IV COMMITTEES	~~16~~18
Section 4.1 Number; Tenure and Qualifications	~~16~~18
Section 4.2 Powers	~~16~~19
Section 4.3 Meetings	~~17~~19
Section 4.4 Telephone Meetings	~~17~~19
Section 4.5 Action by Written Consent of Committees	~~17~~19
Section 4.6 Vacancies	~~17~~19

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ARTICLE V OFFICERS	~~17~~19
Section 5.1 General Provisions	~~17~~20
Section 5.2 Removal and Resignation	~~18~~20
Section 5.3 Vacancies	~~18~~20
Section 5.4 President	~~18~~20
Section 5.5 Chief Operating Officer	20
Section 5.6 Chief Financial Officer	21
Section ~~5.5~~5.7 Vice Presidents	~~18~~21
Section ~~5.6~~5.8 Secretary	~~18~~21
Section ~~5.7~~5.9 Treasurer	~~18~~21
Section ~~5.8~~5.10 Assistant Secretaries and Assistant Treasurers	~~19~~21
ARTICLE VI CONTRACTS, LOANS, CHECKS AND DEPOSITS	~~19~~21
Section 6.1 Contracts	~~19~~22
Section 6.2 Checks and Drafts	~~19~~22
Section 6.3 Deposits	~~19~~22
ARTICLE VII SHARES	~~19~~22
Section 7.1 Certificates	~~19~~22
Section 7.2 Transfers	~~19~~22
Section 7.3 Lost Certificates	~~20~~23
Section 7.4 Closing of Transfer Books or Fixing of Record Date	~~20~~23
Section 7.5 Share Ledger	~~20~~23
Section 7.6 Fractional Shares; Issuance of Units	~~21~~23
ARTICLE VIII RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES ~~21~~	24
Section 8.1 Definitions	~~21~~24
Section 8.2 Restrictions on Ownership	~~23~~26
Section 8.3 Transfer of Shares	~~26~~29
Section 8.4 Costs, Expenses and Compensation of Charitable Trustee and the Trust	~~29~~32
Section 8.5 Transactions on a National Securities Exchange	~~29~~33
Section 8.6 Enforcement	~~29~~33
Section 8.7 Non-Waiver	~~30~~33
Section 8.8 Enforceability	~~30~~33

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ARTICLE IX REGULATORY COMPLIANCE AND DISCLOSURE	~~30~~33
Section 9.1 Actions Requiring Regulatory Compliance Implicating the Trust	~~30~~33
Section 9.2 Compliance With Law	~~31~~34
Section 9.3 Limitation on Voting Shares or Proxies	~~31~~34
Section 9.4 Representations, Warranties and Covenants Made to Governmental or Regulatory Bodies	~~31~~35
Section 9.5 Board of Trustees’ Determinations	~~31~~35
ARTICLE X FISCAL YEAR	~~32~~35
Section 10.1 Fiscal Year	~~32~~35
ARTICLE XI DIVIDENDS AND OTHER DISTRIBUTIONS	~~32~~35
Section 11.1 Dividends and Other Distributions	~~32~~35
ARTICLE XII SEAL	~~32~~35
Section 12.1 Seal	~~32~~35
Section 12.2 Affixing Seal	~~32~~35
ARTICLE XIII WAIVER OF NOTICE	~~32~~35
Section 13.1 Waiver of Notice	~~32~~36
ARTICLE XIV AMENDMENT OF BYLAWS	~~32~~36
Section 14.1 Amendment of Bylaws	~~32~~36
ARTICLE XV MISCELLANEOUS	~~33~~36
Section 15.1 References to Declaration of Trust	~~33~~36
Section 15.2 Costs and Expenses	~~33~~36
Section 15.3 Ratification	~~33~~37
Section 15.4 Ambiguity	~~33~~37
Section 15.5 Inspection of Bylaws	~~34~~37
Section 15.6 Election to be Subject to Part of Title 3, Subtitle 8	~~34~~37
ARTICLE XVI ARBITRATION ~~34~~ PROCEDURES FOR DISPUTES	37
Section 16.1 Procedures for Arbitration of Disputes	~~34~~37
Section 16.2 Arbitrators	~~34~~38
Section 16.3 Place of Arbitration	~~35~~38
Section 16.4 Discovery	~~35~~38
Section 16.5 Awards	~~35~~38
Section 16.6 Costs and Expenses	~~35~~39
Section 16.7 Appeals	39
Section ~~16.7~~16.8 Final and Binding	~~35~~39
Section ~~16.8~~16.9 Beneficiaries	~~35~~39
ARTICLE XVII EXCLUSIVE FORUM FOR CERTAIN DISPUTES	40

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HOSPITALITY PROPERTIES TRUST

AMENDED AND RESTATED BYLAWS

These AMENDED AND RESTATED BYLAWS (the “Bylaws”) are made as of the date set forth above by the Board of Trustees.

ARTICLE I

OFFICES

Section 1.1    Principal Office.  The principal office of the Trust shall be located at such place or places as the Board of Trustees may designate.

Section 1.2    Additional Offices.  The Trust may have additional offices at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1    Place.  All meetings of shareholders shall be held at the principal office of the Trust or at such other place as is designated by the Board of Trustees or the president.

Section 2.2    Annual Meeting.  An annual meeting of the shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held at such times as the Trustees may designate.  Failure to hold an annual meeting does not invalidate the Trust’s existence or affect any otherwise valid acts of the Trust.

Section 2.3    Special Meetings.  Special meetings of shareholders may be called only by a majority of the Trustees then in office.  If there shall be no Trustees, the officers of the Trust shall promptly call a special meeting of the shareholders entitled to vote for the election of successor Trustees for the purpose of electing Trustees.

Section 2.4    Notice of Regular or Special Meetings.  ~~Written notice~~ Notice given in writing or by electronic transmission specifying the place, day and hour of any regular or special meeting, the purposes of the meeting, to the extent required by law to be provided, and all other matters required by law shall be given to each shareholder of record entitled to vote, ~~either personally or by sending a copy thereof by mail, postage prepaid,~~sent to his or her address appearing on the books of the Trust or theretofore given by him or her to the Trust for the purpose of notice ~~or, if no address appears or has been given, addressed to the place where the principal office of the Trust is situated, or by electronic transmission to any address or number of~~ , by presenting it to such shareholder ~~at which the shareholder receives electronic transmissions~~personally, by leaving it at the shareholder’s residence or usual place of business or by any other means permitted by Maryland law.  If mailed, such notice shall be deemed to be given once deposited in the U.S. mail addressed to the shareholder at his or her post office address as it appears on the records of the Trust, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions.    It shall be the duty of the secretary to give notice of each meeting of the shareholders.  The Trust may give a single notice to all shareholders who share an address, which single notice shall be effective to any shareholder at such address, unless a shareholder objects to receiving such single notice or revokes a prior consent to receiving such single notice.  Failure to give notice of any meeting to one or more shareholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this ARTICLE II or the validity of any proceedings at any such meeting.

Section 2.5    Notice of Adjourned Meetings.  It shall not be necessary to give notice of the time and place of any adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

Section 2.6    ~~Scope of Meetings~~Meeting Business.  Except as otherwise expressly set forth elsewhere in these Bylaws, no business shall be transacted at an annual or special meeting of shareholders except as specifically designated in the notice or otherwise properly brought before the meeting of shareholders by or at the direction of the Board of Trustees.

Section 2.7    Organization of Shareholder Meetings.  Every meeting of shareholders shall be conducted by an individual appointed by the Board of Trustees to be chairperson of the meeting or, in the absence of such appointment or the absence of the appointed individual, by ~~the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by~~ one of the following officers present at the meeting in the following order: the ~~vice~~ chairman of the board, if there be one, the president, the vice presidents in their order of seniority, the secretary, or, in the absence of such officers, a chairperson chosen by the shareholders by the vote of holders of shares of beneficial interest representing a majority of the votes cast on such appointment by shareholders present in person or represented by proxy.  The secretary, an assistant secretary or a person appointed by the Trustees or, in the absence of such appointment, a person appointed by the chairperson of the meeting shall act as secretary of the meeting and record the minutes of the meeting.  If the secretary presides as chairperson at a meeting of the shareholders, then the secretary shall not also act as secretary of the meeting and record the minutes of the meeting.  The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairperson of the meeting.  The chairperson of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairperson, are appropriate for the proper conduct of the meeting, including, without limitation: (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies or other such persons as the chairperson of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies or other such persons as the chairperson of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (~~f~~g) removing any shareholder or other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairperson of the meeting; (~~g~~h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (~~h~~i) complying with any state and local laws and regulations concerning safety and security.  Without limiting the generality of the powers of the chairperson of the meeting pursuant to the foregoing provisions, the chairperson may adjourn any meeting of shareholders for any reason deemed necessary by the chairperson, including, without limitation, if (i) no quorum is present for the transaction of the business, (ii) the Board of Trustees or the chairperson of the meeting determines that adjournment is necessary or appropriate to enable the shareholders to consider fully information that the Board of Trustees or the chairperson of the meeting determines has not been made sufficiently or timely available to shareholders or (iii) the Board of Trustees or the chairperson of the meeting determines that adjournment is otherwise in the best interests of the Trust.  Unless otherwise determined by the chairperson of the meeting, meetings of shareholders shall not be required to be held in accordance with the general rules of parliamentary procedure or any otherwise established rules of order.

Section 2.8    Quorum.  At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the adoption of any measure.  If, however, such quorum shall not be present at any meeting of the shareholders, the chairperson of the meeting shall have the power to adjourn the meeting from time to time without the Trust having to set a new record date or provide any additional notice of such meeting, subject to any obligation of the Trust to give notice pursuant to Section 2.5.  At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.  The shareholders present, either in person or by proxy, at a meeting of shareholders which has been duly called and convened and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal of enough votes to leave less than a quorum then being present at the meeting.

Section 2.9    Voting.

(a)With regard to the election of a Trustee, pursuant to Section 5.9 of the Declaration of Trust, voting by shareholders shall be conducted under the non-cumulative method and shall be by the affirmative vote of holders of the Trust’s shares of beneficial interest representing a majority of the total number of votes authorized to be cast by shares then outstanding and entitled to vote thereon; provided, however, the election of a Managing Trustee or an Independent Trustee (each as defined in Section 3.2) in an uncontested election, which is an election in which the number of nominees for election equals (or is less than) the number to be elected at the meeting, shall be by the affirmative vote of the Trust’s shares of beneficial interest representing a majority of the total number of votes cast.

(b)~~Voting. For all matters to be voted upon by~~With regard to any other matter which may properly come before a meeting of shareholders ~~other than the election of Trustees, unless otherwise required~~ duly called and at which a quorum is present, and except as may be mandated by applicable law, by the listing requirements of the principal exchange on which the Trust’s common shares of beneficial interest are listed or by a specific provision of the

Declaration of Trust, the vote required for approval shall be the affirmative vote of a majority of the total number of votes cast ~~at a meeting of shareholders duly called and at which a quorum is present~~.

Section 2.10    Proxies.  A shareholder may cast the votes entitled to be cast by him or her either in person or by proxy executed by the shareholder or by his or her duly authorized agent in any manner permitted by law.  Such proxy shall be filed with such officer of the Trust or third party agent as the Board of Trustees shall have designated for such purpose for verification at or prior to such meeting.  Any proxy relating to the Trust’s shares of beneficial interest shall be valid until the expiration date therein or, if no expiration is so indicated, for such period as is permitted pursuant to Maryland law.  At a meeting of shareholders, all questions concerning the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by or on behalf of the chairperson of the meeting, subject to Section 2.13.

Section 2.11    Record Date.  The Board of Trustees may fix the date for determination of shareholders entitled to notice of and to vote at a meeting of shareholders.  If no date is fixed for the determination of the shareholders entitled to vote at any meeting of shareholders, only persons in whose names shares entitled to vote are recorded on the share records of the Trust on the later of: (i) the close of business on the day on which notice of such meeting of shareholders is first mailed by the Trust or (ii) the thirtieth (30th) day before the date of such meeting shall be entitled to vote at such meeting.

Section 2.12    Voting of Shares by Certain Holders.  Shares of beneficial interest of the Trust registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner, managing member or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or pursuant to an agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares.  Any trustee or other fiduciary may vote shares registered in his or her name as such fiduciary, either in person or by proxy.

Section 2.13    Inspectors.

(a)Before or at any meeting of shareholders, the chairperson of the meeting may appoint one or more persons as inspectors for such meeting.  Such inspectors, if any, shall (i) ascertain and report the number of shares of beneficial interest represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairperson of the meeting and (iv) perform such other acts as are proper to conduct the election or voting at the meeting.

(b)Each report of an inspector shall be in writing and signed by him or her ~~or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors~~.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 2.14    Nominations and Other Proposals to be Considered at Meetings of Shareholders.  Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the shareholders at meetings of shareholders may be properly brought before the meeting only as set forth in this Section 2.14. Nothing in this Section 2.14 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, or the right of the Trust to omit a proposal from, any proxy statement filed by the Trust with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 14a-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).    All judgments and determinations made by the Board of Trustees or the chairperson of the meeting, as applicable, under this Section 2.14 (including, without limitation, judgments and determinations as to the propriety of a proposed nomination or a proposal of other business for consideration by shareholders) shall be final and binding unless determined to have been made in bad faith.

Section 2.14.1  ~~Section 2.14.1~~ Annual Meetings of Shareholders.

(a)~~A~~Any shareholder of the Trust may recommend to the Nominating and Governance Committee of the Board of Trustees an individual as a nominee for election to the Board of Trustees.  Such recommendation shall be made by written notice to the Chair of such committee and the Secretary of the Trust, which notice should contain or be accompanied by the information and documents with respect to such recommended nominee and shareholder that such shareholder believes to be relevant or helpful to the Nominating and Governance Committee’s deliberations.  In considering such recommendation, the Nominating and Governance Committee may request additional information concerning the recommended nominee or the ~~shareholder~~shareholder(s) making the recommendation.  The Nominating and Governance Committee of the Board of Trustees will consider any such recommendation in its discretion. ~~A~~ Any shareholder seeking to make a nomination of an individual for election to the Board of Trustees at an annual meeting must make such nomination in accordance with Section 2.14.1(b)(ii).

(b)Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the shareholders at an annual meeting of shareholders may be properly brought before the meeting (i) pursuant to the Trust’s notice of meeting or otherwise properly brought before the meeting by or at the direction of the Board of Trustees or (ii) by ~~a shareholder~~any one or more shareholders of the Trust who (A) ~~has~~have each continuously ~~beneficially owned at least $2,000 in market value, or 1%, of the Trust’s shares~~ owned (as defined below) shares of beneficial interest of the Trust entitled to vote in the election of Trustees or on a proposal of other business, for at least three years as of the date of the giving of the notice provided for in Section 2.14.1(c), the record date for determining the shareholders entitled to vote at the meeting ~~on such election or proposal for other business for at least one year from the date such shareholder gives the notice provided for in this Section 2.14.1, and continuously beneficially owns such shares through and including~~and the time of the annual meeting (including any adjournment or postponement thereof), with the aggregate shares owned by such shareholder(s) as of each of such dates and during such three year period representing at least one percent (1%) of the Trust’s shares of beneficial interest, (B) holds, or hold, a certificate or certificates ~~for~~evidencing the aggregate number of shares of beneficial interest of the Trust referenced in subclause (A) of this Section 2.14.1(b)(ii) ~~at~~as of the time of giving the notice provided for in ~~this~~ Section 2.14.1 ~~through and including~~(c), the record date for determining the shareholders entitled to vote at the meeting and the time of the annual meeting (including any adjournment or postponement thereof), (C) is, or are, entitled to make such nomination or propose such other business and to vote at the meeting on such election or proposal ~~for such~~of other business, and (D) complies, or comply, with the notice procedures set forth in this Section 2.14 as to such nomination or proposal of other business. For purposes of this Section 2.14.1(b)~~(ii) shall be the exclusive means for~~, a shareholder ~~to make nominations or propose other business before an annual meeting of shareholders, except to the extent of matters which are required to be presented to shareholders by applicable law and which have been properly presented in accordance with the requirements of such law. For purposes of determining compliance with the requirement in subclause (A) of Section 2.14.1(b)(ii), the market value of the Trust’s shares held by the applicable shareholder shall be determined by multiplying the number of shares such shareholder continuously held for that one-year period by the highest selling price of the Trust shares as reported on the principal National Securities Exchange (for purposes of this Section 2.14, as defined in Section 8.1) on which the Trust’s shares are listed for trading during the sixty (60) calendar days before the date such notice was submitted~~shall be deemed to “own” or have “owned” only those outstanding shares of the Trust’s shares of beneficial interest to which the shareholder possesses both the full voting and investment rights pertaining to the shares and the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with the foregoing shall not include any shares (x) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed or (y) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell.  Without limiting the foregoing, to the extent not excluded by the immediately preceding sentence, a shareholder’s “short position” as defined in Rule 14e-4 under the Exchange Act shall be deducted from the shares otherwise “owned.” A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of trustees or the proposal of other business and possesses the full economic interest in the shares.  For purposes of this Section 2.14.1(b), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.  Whether outstanding shares of the Trust’s shares of beneficial interest are “owned” for purposes of this Section 2.14.1(b) shall be determined by the Board of Trustees.

(c)For nominations for election to the Board of Trustees or other business to be properly brought before an annual meeting by ~~a shareholder~~one or more shareholders pursuant to this Section 2.14.1, such ~~shareholder~~shareholder(s) shall have given timely notice thereof in writing to the secretary of the Trust in accordance with this Section 2.14 and such other business shall otherwise be a proper matter for action by shareholders.  To be timely, the notice of such ~~shareholder~~shareholder(s) shall set forth all information required under this Section 2.14 and shall be delivered to the secretary at the principal executive offices of the Trust not later than 5:00 p.m. (Eastern Time) on the one-hundred twentieth (120th) day nor earlier than the one-hundred fiftieth (150th) day prior to the first (1st) anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that ~~in the event that~~if the annual meeting is called for a date that is more than thirty (30) days earlier or later than the first (1st) anniversary of the date of the preceding year’s annual meeting, notice by ~~the shareholder to be~~such shareholder(s) to be timely shall be so delivered not later than 5:00 p.m. (Eastern Time) on the tenth (10th) day following the earlier of the day on which (i) notice of the date of the annual meeting is mailed or otherwise made available or (ii) public announcement of the date of the annual meeting is first made by the Trust. Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period for the giving of a notice of ~~a shareholder~~one or more shareholders as described above.

A notice of ~~a shareholder~~one or more shareholders pursuant to this Section 2.14.1(c) shall set forth:

(i)separately as to each individual whom such ~~shareholder proposes~~shareholder(s) propose to nominate for election or reelection as a Trustee (a “Proposed Nominee”), (1) the name, age, business address, residence address and educational background of such Proposed Nominee, (2) a statement of whether such Proposed Nominee is proposed for nomination as an Independent Trustee ~~(as defined in Section 3.2)~~ or a Managing Trustee ~~(as defined in Section 3.2)~~ and a description of such Proposed Nominee’s qualifications to be an Independent Trustee or Managing Trustee, as the case may be, and such Proposed Nominee’s qualifications to be a Trustee pursuant to the criteria set forth in Section 3.1, (3) the class, series and number of any shares of beneficial interest of the Trust that are, directly or indirectly, beneficially owned or owned of record by such Proposed Nominee, (4) a description of the material terms of each Derivative Transaction that such Proposed Nominee directly or indirectly, has an interest in, including, without limitation, the counterparties to each Derivative Transaction, the class or series and number or amount of securities of the Trust to which each Derivative Transaction relates or provides exposure, and whether or not (x) such Derivative Transaction conveys any voting rights directly or indirectly, to such Proposed Nominee, (y) such Derivative Transaction is required to be, or is capable of being, settled through delivery of securities of the Trust and (z) such Proposed Nominee and/or, to their knowledge, the counterparty to such Derivative Transaction has entered into other transactions that hedge or mitigate the economic effect of such Derivative Transaction, (5) a description of all direct and indirect compensation and other agreements, arrangements and understandings or any other relationships, between or among ~~the~~any shareholder making the nomination, or any of its respective affiliates and associates, or others acting in concert therewith, on the one hand, and such Proposed Nominee, or his or her respective affiliates and associates, on the other hand, and (6) all other information relating to such Proposed Nominee that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Section 14 (or any successor provision) of the ~~Securities~~ Exchange Act ~~of 1934, as amended (the “Exchange Act”)~~, and the rules and regulations promulgated thereunder;

(ii)as to any other business that ~~the shareholder proposes~~such shareholder(s) propose to bring before the meeting, (1) a description of such business, (2) the reasons for proposing such business at the meeting and any material interest in such business of such ~~shareholder~~shareholder(s) or any Shareholder Associated Person (as defined in Section 2.14.1(g)), including any anticipated benefit to such ~~shareholder~~shareholder(s) or any Shareholder Associated Person therefrom, (3) a description of all agreements, arrangements and understandings between such ~~shareholder~~shareholder(s) and Shareholder Associated Person amongst themselves or with any other person or persons (including their names) in connection with the proposal of such business by such ~~shareholder~~shareholder(s) and (4) a representation that such ~~shareholder intends~~shareholder(s) intend to appear in person or by proxy at the meeting to bring the business before the meeting;

(iii)separately as to ~~the~~each shareholder giving the notice and any Shareholder Associated Person, (1) the class, series and number of all shares of beneficial interest of the Trust that are owned of record by such shareholder or by such Shareholder Associated Person, if any, and (2) the class, series and number of, and the nominee holder for, any shares of beneficial interests of the Trust that are ~~owned~~, directly or indirectly, beneficially owned but not owned of record by such shareholder or by such Shareholder Associated Person, if any;

(iv)separately as to ~~the~~each shareholder giving the notice and any Shareholder Associated Person, (1) a description of all purchases and sales of securities of the Trust by such shareholder or Shareholder Associated Person during the previous six (6) month period, including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved, (2) a description of the material terms of each Derivative Transaction that such shareholder or ~~any~~ Shareholder Associated Person, directly or indirectly, has an interest in, including, without limitation, the counterparties to each Derivative Transaction, the class or series and number or amount of securities of the Trust to which each Derivative Transaction relates or provides exposure, and whether or not (x) such Derivative Transaction conveys any voting rights, directly or indirectly, to such shareholder or Shareholder Associated Person, (y) such Derivative Transaction is required to be, or is capable of being, settled through delivery of securities of the Trust and (z) such shareholder or Shareholder Associated Person and/or, to their knowledge, the counterparty to such Derivative Transaction has entered into other transactions that hedge or mitigate the economic effect of such Derivative Transaction, (3) a description of the material terms of any performance related fees (other than an asset based fee) to which such shareholder or Shareholder Associated Person is entitled based on any increase or decrease in the value of shares of beneficial interest of the Trust or instrument or arrangement of the type contemplated within the definition of Derivative Transaction, and (4) any rights to dividends or other distributions on the shares of beneficial interest of the Trust ~~owned~~that are beneficially owned by such shareholder or Shareholder Associated Person that are separated or separable from the underlying shares of beneficial interest of the Trust;

(v)separately as to ~~the~~each shareholder giving the notice and any Shareholder Associated Person with a material interest described in clause (ii)(2) above, an ownership interest described in clause (iii) above or a transaction or right described in clause (iv) above, (1) the name and address of such shareholder and Shareholder Associated Person, and (2) all information relating to such shareholder and Shareholder Associated Person that is required to be disclosed in connection with the solicitation of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Section 14 (or any successor provision) of the Exchange Act and the rules and regulations promulgated thereunder; and

(vi)to the extent known by the ~~shareholder~~shareholder(s) giving the notice, the name and address of any other person who ~~owns,~~ beneficially owns or owns of record~~,~~ any shares of beneficial interest of the Trust and who supports the nominee for election or reelection as a Trustee or the proposal of other business.

(d)A notice of ~~a shareholder~~one or more shareholders making a nomination or proposing other business pursuant to Section 2.14.1(b)(ii) shall be accompanied by (i) a copy of the share certificate(s) referenced in subclause (B) of Section 2.14.1(b)(ii) above; (ii) if any such shareholder was not a shareholder of record of the shares referenced in subclause (A) of Section 2.14.1(b)(ii) above continuously for the ~~one-year~~three-year period referenced therein, reasonable evidence of such shareholder’s continuous beneficial ownership of such shares during such ~~one-year~~three-year period, such reasonable evidence may include, but shall not be limited to, (A) a copy of a report of the shareholder on Schedule 13D or Schedule 13G under the Exchange Act filed on or prior to the beginning of the ~~one-year~~three-year period and all amendments thereto, (B) a copy of a statement required to be filed pursuant to Section 16 of the Exchange Act (or any successor provisions) by a person who is a Trustee of the Trust or who is directly or indirectly the beneficial owner of more than ten percent (10%) of the shares of beneficial interest of the Trust filed on or prior to the beginning of the ~~one-year~~three-year period and all amendments thereto, or (C) a written verification of such beneficial ownership from a person who was the “record” holder of such shares, including any participant of the Depositary Trust Company, if applicable; and (iii) with respect to nominations, a signed statement of each Proposed Nominee (1) certifying that the information, including share ownership and duration, contained in the notice regarding such Proposed Nominee and any affiliate or associate of such person is true and complete, and complies with this Section 2.14.1 in all material respects, and (2) consenting to being named as a nominee and to serving as a Trustee if elected.

(e)~~A shareholder~~Any shareholder(s) providing notice of a proposed nomination or other business to be considered at an annual meeting of shareholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.14 is true and correct as of the record date for such annual meeting and as of a date that is ten (10) business days prior to such annual meeting, and any such update shall be delivered to the secretary at the principal executive offices of the Trust not later than the close of business on the fifth (5th) business day after the record date (in the case of an update or supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date of the annual meeting (in the case of an update or supplement required to be made as of ten (10) business days prior to the meeting).

(f)Notwithstanding anything in the second sentence of Section 2.14.1(c) to the contrary, ~~in the event that~~if the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement of such action at least one-hundred thirty (130)

days prior to the first (1st) anniversary of the date of the proxy statement for the preceding year’s annual meeting, ~~a shareholder’s~~the notice required by this Section 2.14.1 also shall be considered timely, but only with respect to nominees for any new positions created by such increase, if ~~the~~such notice is delivered to the secretary at the principal executive offices of the Trust not later than 5:00 p.m. (Eastern Time) on the tenth (10th) day immediately following the day on which such public announcement is first made by the Trust.

(g)For purposes of this Section 2.14, (i) “Shareholder Associated Person” of any shareholder shall mean (A) any person acting in concert with, such shareholder, (B) any direct or indirect beneficial owner of shares of beneficial interest of the Trust beneficially owned or owned of record ~~or beneficially~~ by such shareholder and (C) any person controlling, controlled by or under common control with such shareholder or a Shareholder Associated Person; and (ii) “Derivative Transaction” by a person shall mean any (A) transaction in, or arrangement, agreement or understanding with respect to, any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the Trust, or similar instrument with a value derived in whole or in part from the value of a security of the Trust, in any such case whether or not it is subject to settlement in a security of the Trust or otherwise or (B) any transaction, arrangement, agreement or understanding which included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Trust, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Trust or to increase or decrease the number of securities of the Trust which such person was, is or will be entitled to vote, in any such case whether or not it is subject to settlement in a security of the Trust or otherwise. ~~For the avoidance of doubt, any shareholder proposing to remove one or more Trustees shall comply with all requirements in these Bylaws applicable to a shareholder seeking to nominate an individual for election to the Board of Trustees.~~

Section 2.14.2  ~~Section 2.14.2~~ Shareholder Nominations or Other Proposals Causing Covenant Breaches or Defaults.  At the same time as the submission of any shareholder nomination or proposal of other business to be considered at a shareholders meeting that, if approved and implemented by the Trust, would cause the Trust or any subsidiary (as defined in Section 2.14.5(c)) of the Trust to be in breach of any covenant or otherwise cause a default (in any case, with or without notice or lapse of time) in any existing debt instrument or agreement of the Trust or any subsidiary of the Trust or other material contract or agreement of the Trust or any subsidiary of the Trust, the notice provided pursuant to Section 2.14.1(c) shall disclose: (a) whether the lender or contracting party has agreed to waive the breach of covenant or default, and, if so, shall include reasonable evidence thereof, or (b) in reasonable detail,  ~~any~~the plan of ~~such shareholder for the~~the proponent shareholder(s) for the repayment of the indebtedness to the lender or curing the contractual breach or default and satisfying any resulting damage claim, specifically identifying the actions to be taken and the source of funds for any such repayment, and such notice shall be accompanied by a copy of any commitment letter(s) or agreement(s) for the financing of such plan.

Section 2.14.3  ~~Section 2.14.3~~ Shareholder Nominations or Other Proposals Requiring Governmental Action.  If (a)  ~~submission of~~ any shareholder nomination or proposal of other business to be considered at a shareholders meeting ~~that~~ could not be considered or, if approved, implemented by the Trust without the Trust, any subsidiary of the Trust, ~~the~~any proponent shareholder, any Proposed Nominee of such shareholder, any Shareholder Associated Person of any such shareholder, the holder of proxies or their respective affiliates or associates filing with or otherwise notifying or obtaining the consent, approval or other action of any federal, state, municipal or other governmental or regulatory body (a “Governmental Action”) or (b) ~~such~~any proponent shareholder’s ownership of shares of beneficial interest of the Trust or any solicitation of proxies or votes or holding or exercising proxies by such shareholder, any Proposed Nominee of such shareholder, any Shareholder Associated Person of such shareholder, or their respective affiliates or associates would require Governmental Action, then, in the notice provided pursuant to Section 2.14.1(c) the proponent ~~shareholder~~shareholder(s) shall disclose (x) whether such Governmental Action has been given or obtained, and, if so, such notice shall be accompanied by reasonable evidence thereof, or (y) in reasonable detail, ~~any~~the plan of such ~~shareholder~~shareholder(s) for making or obtaining the Governmental Action.  As an example and not as a limitation, at the time these Bylaws are being amended and restated, the Trust has a controlling ownership interest in gaming businesses located in Louisiana.  Applicable Louisiana law requires that a Trustee be approved by the Louisiana Gaming Control Board.  Such approval process requires that any Proposed Nominee submit detailed personal history and financial disclosures.  Accordingly, a shareholder nomination shall be accompanied by evidence that the Proposed Nominee has been approved by the Louisiana Gaming Control Board to be a Trustee, or if the Louisiana Gaming Control Board have not approved such an application, then the shareholder nomination shall be accompanied by a plan for obtaining such approval, including information which would be required in any disclosure forms or a copy of completed personal history and financial disclosure forms of the Proposed Nominee as submitted or to be submitted to the Louisiana Gaming Control Board.

Section 2.14.4  ~~Section 2.14.4~~ Special Meetings of Shareholders.  As set forth in Section 2.6, only business brought before the meeting pursuant to the Trust’s notice of meeting  ~~shall be conducted~~or otherwise properly brought before the meeting by or at the direction of the Board of Trustees may be considered at a special meeting of shareholders.  Nominations of individuals for election to the Board of Trustees only may be made at a special meeting of shareholders at which Trustees are to be elected: (a) pursuant to the Trust’s notice of meeting; (b) otherwise properly brought before the meeting by or at the direction of the Board of Trustees; or (c) provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting or if there are no Trustees and the special meeting is called by the officers of the Trust for the election of successor Trustees, by any shareholder of the Trust who is a shareholder of record both at the time of giving of notice provided for in this Section 2.14.4 through and including the time of the special meeting, who is entitled to vote at the meeting on such election and who has complied with the notice procedures and other requirements set forth in this Section 2.14.4. ~~In the event~~ If the Trust calls a special meeting of shareholders for the purpose of electing one or more Trustees ~~to the Board of Trustees, any shareholder~~, any one or more shareholder(s) of the Trust may nominate an individual or individuals (as the case may be) for election as a Trustee ~~as specified in the Trust’s notice of meeting~~, if (i) the ~~shareholder satisfies~~shareholder(s)

satisfy the ownership, holding and certificate requirements set forth in Section ~~2.14.1~~2.14(b)(ii), (ii) the ~~shareholder’s~~shareholder(s)’ notice contains or is accompanied by the information and documents required by Section 2.14 for a notice provided pursuant to Section 2.14.1(c) and (iii) the ~~shareholder has~~shareholder(s) have given timely notice thereof in writing to the secretary of the Trust at the principal executive offices of the Trust, with all references in such Sections to the annual meeting and to the notice given under such Sections changed to be references to the special meeting and the notice given under this Section 2.14.4.  To be timely, a shareholder’s notice shall be delivered to the secretary of the Trust at the principal executive offices of the Trust not earlier than the one-hundred fiftieth (150th) day prior to such special meeting and not later than 5:00 p.m. (Eastern Time) on the later of (i) the one-hundred twentieth (120th) day prior to such special meeting or (ii) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of any nominee proposed by the Trustees to be elected at such meeting.  Neither the postponement or adjournment of a special meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period for the giving of a shareholder’s notice as described above.

Section 2.14.5  ~~Section 2.14.5~~ General.

(a)If information submitted pursuant to this Section 2.14 by any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall be deemed by the Board of Trustees incomplete or inaccurate, any authorized officer or the Board of Trustees or any committee thereof may treat such information as not having been provided in accordance with this Section 2.14.  Any notice submitted by a shareholder pursuant to this Section 2.14 that is deemed by the Board of Trustees inaccurate, incomplete or otherwise fails to satisfy completely any provision of this Section 2.14 shall be deemed defective and shall thereby render all proposals and nominations set forth in such notice defective.  Upon written request by the secretary of the Trust or the Board of Trustees or any committee thereof (which may be made from time to time), any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall provide, within three (3) business days after such request (or such other period as may be specified in such request), (i) written verification, satisfactory to the secretary or any other authorized officer or the Board of Trustees or any committee thereof, in his, her or its discretion, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 2.14, (ii) written responses to information reasonably requested by the secretary, the Board of Trustees or any committee thereof and (iii) a written update, to a current date, of any information submitted by the shareholder pursuant to this Section 2.14 as of an earlier date.  If a shareholder fails to provide such written verification, information or update within such period, the secretary or any other authorized officer or the Board of Trustees may treat the information which was previously provided and to which the verification, request or update relates as not having been provided in accordance with this Section 2.14.  It is the responsibility of a shareholder who wishes to make a nomination or other proposal to comply with the requirements of Section 2.14; nothing in this Section 2.14.5(a) or otherwise shall create any duty of the Trust, the Board of Trustees or any committee thereof nor any officer of the Trust to inform a shareholder that the information submitted pursuant to this Section 2.14 by or on behalf of such shareholder is incomplete or inaccurate or not otherwise in accordance with this Section 2.14 nor require the Trust, the Board of Trustees, any committee of the Board of Trustees or any officer of the Trust to request clarification or updating of information provided by any shareholder, but the Board of Trustees, a committee thereof or the secretary acting on behalf of the Board of Trustees or a committee, may do so in its, his or her discretion.

(b)Only such individuals who are nominated in accordance with this Section 2.14 shall be eligible for election by shareholders as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been properly brought before the meeting in accordance with this Section 2.14.  The chairperson of the meeting and the Board of Trustees shall each have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 2.14 and, if any proposed nomination or other business is determined not to be in compliance with this Section 2.14, to declare that such defective nomination or proposal be disregarded.

(c)For purposes of this Section 2.14: (i) “public announcement” shall mean disclosure in (A) a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or any other widely circulated news or wire service or (B) a document publicly filed by the Trust with the  ~~U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act~~SEC; (ii) “subsidiary” shall include, with respect to a person, any corporation, partnership, joint venture or other entity of which such person (A) owns, directly or indirectly, ten percent (10%) or more of the outstanding voting securities or other interests or (B) has a person designated by such person serving on, or a right, contractual or otherwise, to designate a person, so to serve on, the board of directors (or analogous governing body); and (iii) a person shall be deemed to “beneficially own” or “have beneficially owned” any shares of beneficial interest of the Trust not owned directly by such person if that person or a group of which such person is a member would be the beneficial owner of such shares under Rule 13d-3 and Rule 13d-5 of the Exchange Act.

(d)Notwithstanding the foregoing provisions of this Section 2.14, a shareholder shall also comply with all applicable legal requirements, including, without limitation, applicable requirements of state law and the Exchange Act and the rules and regulations thereunder, with respect to the matters set forth in this Section 2.14.  Nothing in this Section 2.14 shall be deemed to require that a shareholder nomination of an individual for election to the Board of Trustees or a shareholder proposal relating to other business be included in the Trust’s proxy statement, except as may be required by law.

(e)The Board of Trustees may from time to time require any individual nominated to serve as a Trustee to agree in writing with regard to matters of business ethics and confidentiality while such nominee serves as a Trustee, such agreement to be on the terms and in a form (the “Agreement”) determined satisfactory by the Board of Trustees, as amended and supplemented from time to time in the discretion of the Board of Trustees.  The terms of the Agreement may be substantially similar to the Code of Business Conduct and Ethics of the Trust or any similar code promulgated by the Trust (the “Code of Business Conduct”) or may differ from or supplement the Code of Business Conduct.

(f)Determinations required or permitted to be made under this Section 2.14 by the Board of Trustees may be delegated by the Board of Trustees to a committee of the Board of Trustees, subject to applicable law.

Section 2.15    No Shareholder Actions by Written Consent.  Shareholders shall not be authorized or permitted to take any action required or permitted to be taken at a meeting of shareholders by written consent, and may take such action only at a shareholders meeting of the Trust.

Section 2.16    Voting by Ballot.  Voting on any question or in any election may be by voice vote unless the chairperson of the meeting or any shareholder shall demand that voting be by ballot.

Section 2.17    Proposals of Business Which Are Not Proper Matters For Action By Shareholders.  Notwithstanding anything in these Bylaws to the contrary, subject to applicable law, any shareholder proposal for business the subject matter or effect of which would be within the exclusive purview of the Board of Trustees or would reasonably likely, if considered by the shareholders or approved or implemented by the Trust, result in an impairment of the limited liability status for the Trust’s shareholders, shall be deemed not to be a matter upon which the shareholders are entitled to vote.  The Board of Trustees in its discretion shall be entitled to determine whether a shareholder proposal for business is not a matter upon which the shareholders are entitled to vote pursuant to this Section 2.17, and its decision shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

ARTICLE III

TRUSTEES

Section 3.1    General Powers; Qualifications; Trustees Holding Over.  The business and affairs of the Trust shall be managed under the direction of its Board of Trustees.  A Trustee shall be an individual at least twenty-one (21) years of age who is not under legal disability.  To qualify for nomination or election as a Trustee, an individual, at the time of nomination and election, shall, without limitation, (a) have substantial expertise or experience relevant to the business of the Trust and its subsidiaries (as determined by the Board of Trustees), (b) not have been convicted of a felony, (c) meet the qualifications of an Independent Trustee or a Managing Trustee, ~~each as defined in Section 3.2,~~ as the case may be, depending upon the position for which such individual may be nominated and elected, and (d) have been nominated for election to the Board of Trustees in accordance with Section 2.14.  In case of failure to elect Trustees at an annual meeting of the shareholders, the incumbent Trustees shall hold over and continue to direct the management of the business and affairs of the Trust until they may resign or until their successors are elected and qualify.

Section 3.2    Independent Trustees and Managing Trustees.  A majority of the Trustees holding office shall at all times be Independent Trustees; provided, however, that upon a failure to comply with this requirement as a result of the creation of a temporary vacancy which shall be filled by an Independent Trustee, whether as a result of enlargement of the Board of Trustees or the resignation, removal or death of a Trustee who is an Independent Trustee, such requirement shall not be applicable.  An “Independent Trustee” is one who is not an employee of the Advisor (as defined in the Declaration of Trust), who is not involved in the Trust’s ~~day-to-day~~day to day activities, who meets the qualifications of an independent trustee under the Declaration of Trust and who meets the qualifications of an independent director (not including the specific independence requirements applicable only to members of the Audit Committee of the Board of Trustees) under the applicable rules of each ~~stock~~securities exchange upon which shares of beneficial interest of the Trust are listed for trading and the SEC, as those requirements may be amended from time to time.  If the number of Trustees, at any time, is set at less than five (5), at least one (1) Trustee shall be a Managing Trustee.  So long as the number of Trustees shall be five (5) or greater, at least two (2) Trustees shall be Managing Trustees.  “Managing Trustees” shall mean Trustees who ~~are not Independent Trustees and who~~ have been employees, officers or directors of the Advisor or involved in the ~~day-to-day~~day to day activities of the Trust for at least one year prior to their election.  If at any time the Board of Trustees shall not be comprised of a majority of Independent Trustees, the Board of Trustees shall take such actions as will cure such condition; provided that the fact that the Board of Trustees does not have a majority of Independent Trustees or has not taken such action at any time or from time to time shall not affect the validity of any action taken by the Board of Trustees.  If at any time the Board of Trustees shall not be comprised of a number of Managing Trustees as is required under this Section 3.2, the Board of Trustees shall take such actions as will cure such condition; provided that the fact that the Board of Trustees does not have the requisite number of Managing Trustees or has not taken such action at any time or from time to time shall not affect the validity of any action taken by the Board of Trustees.

Section 3.3    Number and Tenure.  Pursuant to the Articles Supplementary accepted for record by the State Department of Assessments and Taxation (the “SDAT”) as of May 16, 2000, the number of Trustees constituting the entire Board of Trustees may be increased or decreased from time to time only by a vote of the Trustees; provided however that the tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees.  The number of Trustees shall be five (5) until increased or decreased by the Board of Trustees.

Section 3.4    Annual and Regular Meetings.  An annual meeting of the Trustees shall be held immediately after the annual meeting of shareholders, no notice other than this Bylaw being necessary.  The time and place of the annual meeting of the Trustees may be changed by the Board of Trustees.  The Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Trustees without other notice than such resolution. ~~In the event~~ If any such regular meeting is not so provided for, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Trustees.

Section 3.5    Special Meetings.  Special meetings of the Trustees may be called at any time by any Managing Trustee, the president or pursuant to the request of any two (2) Trustees then in office.  The person or persons authorized to call special meetings of the Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Trustees called by them.

Section 3.6    Notice.  Notice of any special meeting shall be given by written notice delivered personally or by electronic mail, telephoned, facsimile transmitted, overnight couriered (with proof of delivery) or mailed to each Trustee at his or her business or residence address.  Personally delivered, telephoned, facsimile transmitted or electronically mailed notices shall be given at least twenty-four (24) hours prior to the meeting.  Notice by mail shall be deposited in the U.S. mail at least seventy-two (72) hours prior to the meeting.  If mailed, such notice shall be deemed to be given when deposited in the U.S. mail properly addressed, with postage thereon prepaid.  Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the Trustee.  Telephone notice shall be deemed given when the Trustee is personally given such notice in a telephone call to which he is a party.  Facsimile transmission notice shall be deemed given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer back indicating receipt.  If sent by overnight courier, such notice shall be deemed given when delivered to the courier.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 3.7    Quorum.  A majority of the Trustees shall constitute a quorum for transaction of business at any meeting of the Trustees, provided that, if less than a majority of such Trustees are present at a meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Declaration of Trust or these Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum for that action shall also include a majority of such group.  The Trustees present at a meeting of the Board of Trustees which has been duly called and convened and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of ~~a~~such number of Trustees ~~resulting~~as would otherwise result in less than a quorum then being present at the meeting.

Section 3.8    Voting.  The action of the majority of the Trustees present at a meeting at which a quorum is or was present shall be the action of the Trustees, unless the concurrence of a greater proportion is required for such action by specific provision of an applicable statute, the Declaration of Trust or these Bylaws.  If enough Trustees have withdrawn from a meeting to leave fewer than are required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of Trustees necessary to constitute a quorum at such meeting shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws.

Section 3.9    Telephone Meetings.  Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.  Such meeting shall be deemed to have been held at a place designated by the Trustees at the meeting.

Section 3.10    Action by Written Consent of Trustees.  Unless specifically otherwise provided in the Declaration of Trust, any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting, if a majority of the Trustees shall individually or collectively consent in writing or by electronic transmission to such action.  Such written or electronic consent or consents shall be filed with the records of the Trust and shall have the same force and effect as the affirmative vote of such Trustees at a duly held meeting of the Trustees at which a quorum was present.

Section 3.11    Waiver of Notice.  The actions taken at any meeting of the Trustees, however called and noticed or wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Trustees not present waives notice, consents to the holding of such meeting or approves the minutes thereof.

Section 3.12    Vacancies.  Pursuant to the Articles Supplementary accepted for record by the SDAT as of May 16, 2000, if for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than three Trustees remain).  Any vacancy on the Board of Trustees may be filled only by a majority of the remaining Trustees, even if the remaining Trustees do not constitute a quorum.  Any Trustee elected to fill a vacancy, whether occurring due to an increase in size of the Board of Trustees or by the death, resignation or removal of any Trustee, shall hold office for the remainder of the full term of the class of Trustees in which the vacancy occurred or was created and until a successor is elected and qualifies.

Section 3.13    Compensation.  The Trustees shall be entitled to receive such reasonable compensation for their services as Trustees as the Trustees may determine from time to time.  Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Trustees or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Trustees.  The Trustees shall be entitled to receive remuneration for services rendered to the Trust in any other capacity, and such services may include, without limitation, services as an officer of the Trust, services as an employee of the Advisor, legal, accounting or other professional services, or services as a broker, transfer agent or underwriter, whether performed by a Trustee or any person affiliated with a Trustee.

Section 3.14    Removal of Trustees.  A Trustee may be removed at any time with or without cause by the affirmative vote either of all the remaining Trustees or if and to the extent permitted by the Declaration of Trust, at a meeting of the shareholders properly called for that purpose, by the affirmative vote of the holders of not less than two-thirds (2/3) of the shares of beneficial interest of the Trust then outstanding and entitled to vote generally in the election of Trustees.  A shareholder(s) proposing to remove one or more Trustees shall meet all requirements in these Bylaws for a nomination of an individual for election to the Board of Trustees at an annual meeting of shareholders or a proposal of other business to be properly brought by such shareholder(s) at a meeting of the shareholders as set forth in Section 2.14.1.

Section 3.15    ~~Section 3.14~~ Surety Bonds.  Unless specifically required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 3.16    ~~Section 3.15~~ Reliance.  Each Trustee, officer, employee and agent of the Trust shall, in the performance of his or her duties with respect to the Trust, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Trust or by the Advisor, accountants, appraisers or other experts or consultants selected by the Board of Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

Section 3.17    ~~Section 3.16~~ Interested Trustee Transactions.  Section 2-419 of the Maryland General Corporation Law (the “MGCL”) (or any successor statute) shall be available for and apply to any contract or other transaction between the Trust and any of its Trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its Trustees is a trustee or director or has a material financial interest.

Section 3.18    ~~Section 3.17~~ Certain Rights of Trustees, Officers, Employees and Agents.  A Trustee shall have no responsibility to devote his or her full time to the affairs of the Trust.  Any Trustee or officer, employee or agent of the Trust, in his or her personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar or in addition to those of or relating to the Trust.

Section 3.19    ~~Section 3.18~~ Emergency Provisions.  Notwithstanding any other provision in the Declaration of Trust or these Bylaws, this Section ~~3.18~~3.19 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Trustees under ARTICLE III cannot readily be obtained (an “Emergency”).  During any Emergency, unless otherwise provided by the Board of Trustees, (a) a meeting of the Board of Trustees may be called by any Managing Trustee or officer of the Trust by any means feasible under the circumstances and (b) notice of any meeting of the Board of Trustees during such an Emergency may be given less than twenty-four (24) hours prior to the meeting to as many Trustees and by such means as it may be feasible at the time, including publication, television or radio.

ARTICLE IV

COMMITTEES

Section 4.1    Number; Tenure and Qualifications.  The Board of Trustees shall appoint an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.  Each of these committees shall be composed of three or more Trustees, to serve at the pleasure of the Board of Trustees.  The Board of Trustees may also appoint other committees from time to time composed of one or more members, at least one of which shall be a Trustee, to serve at the pleasure of the Board of Trustees.  The Board of Trustees shall adopt a charter with respect to the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, which charter shall specify the purposes, the criteria for membership and the responsibility and duties and may specify other matters with respect to each committee.  The Board of Trustees may also adopt a charter with respect to other committees.

Section 4.2    Powers.  The Trustees may delegate any of the powers of the Trustees to committees appointed under Section 4.1 and composed solely of Trustees, except as prohibited by law. ~~In the event that~~ If a charter has been adopted with respect to a committee composed solely of Trustees, the charter shall constitute a delegation by the Trustees of the powers of the Board of Trustees necessary to carry out the purposes, responsibilities and duties of a committee provided in the charter or reasonably related to those purposes, responsibilities and duties, to the extent permitted by law.

Section 4.3    Meetings.  Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees.  One-third (1/3), but not less than one, of the members of any committee shall be present in person at any meeting of a committee in order to constitute a quorum for the transaction of business at a meeting, and the act of a majority present at a meeting at the time of a vote if a quorum is then present shall be the act of a committee.  The Board of Trustees or, if authorized by the Board in a committee charter or otherwise, the committee members may designate a chairman of any committee, and the chairman or, in the absence of a chairman, a majority of any committee may fix the time and place of its meetings unless the Board shall otherwise provide.  In the absence or disqualification of any member of any committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of absent or disqualified members.

~~Each committee shall keep minutes of its proceedings and shall periodically report its activities to the full Board of Trustees and, except as otherwise provided by law or under the rules of the SEC and applicable stock exchanges on which the Trust’s shares are listed, any action by any committee shall be subject to revision and alteration by the Board of Trustees,  provided that no rights of third persons shall be affected by any such revision or alteration.~~

Section 4.4    Telephone Meetings.  Members of a committee may participate in a meeting by means of a conference telephone or similar communications equipment and participation in a meeting by these means shall constitute presence in person at the meeting.

Section 4.5    Action by Written Consent of Committees.  Any action required or permitted to be taken at any meeting of a committee of the Trustees may be taken without a meeting, if a consent in writing or by electronic transmission to such action is signed by a majority of the committee and such written or electronic consent is filed with the minutes of proceedings of such committee.

Section 4.6    Vacancies.  Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 5.1    General Provisions.  The officers of the Trust shall include a president, a secretary and a treasurer. ~~The~~ In addition, the Board of Trustees may from time to time ~~appoint~~elect such other officers with such titles, powers and duties as ~~they~~ set forth herein or as the Board of Trustees shall deem necessary or desirable, including a chairman of the board, a vice chairman of the board, a chief executive officer, a chief operating officer, a chief financial officer, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers.  The officers of the Trust shall be elected annually by the ~~Trustees at the first meeting of the Trustees held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient~~Board of Trustees.  Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, resignation or removal in the manner hereinafter provided.  Any two (2) or more offices, except that of president and vice president, may be held by the same person.  In their discretion, the Trustees may leave unfilled any office except that of president, treasurer and secretary.  Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

Section 5.2    Removal and Resignation.  Any officer or agent of the Trust may be removed, with or without cause, by the Board of Trustees if in ~~their~~its judgment the best interests of the Trust would be served thereby, but ~~the~~such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any officer of the Trust may resign at any time by ~~giving written notice of~~delivering his or her resignation to the Board of Trustees~~, the chairman of the board~~, the president or the secretary.  Any resignation shall take effect ~~at any time specified therein or, if the time when it shall become effective is not specified therein,~~ immediately upon its receipt or at such later time specified in the resignation.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. ~~A~~ Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 5.3    Vacancies.  A vacancy in any office may be filled by the Board of Trustees for the balance of the term.

Section 5.4    President.  Except as the Board of Trustees may otherwise provide, the president shall have the duties usually vested in a president.  The president shall have such other duties as may be assigned to the president by the Board of Trustees from time to time.  The president may execute any deed, mortgage, bond, lease, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed~~, and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Trustees~~.

Section 5.5    Chief Operating Officer.  If elected, except as the Board of Trustees may otherwise provide, the chief operating officer shall have the duties usually vested in a chief operating officer.  The chief operating officer shall have such other duties as may be assigned to the chief operating officer by the president or the Board of Trustees from time to time.

Section 5.6    Chief Financial Officer.  If elected, except as the Board of Trustees may otherwise provide, the chief financial officer shall have the duties usually vested in a chief financial officer.  The chief financial officer shall have such other duties as may be assigned to the chief financial officer by the president or the Board of Trustees from time to time.

Section 5.7    ~~Section 5.5~~ Vice Presidents.  In the absence or ~~unavailability~~disability of the president, the vice president, if any (or ~~in the event~~if there ~~be~~is more than one, the vice ~~president, any vice president)~~ presidents in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties ~~of the president and when so acting shall have all~~and exercise the powers of the president~~; and~~.  The vice president(s) shall ~~perform~~have such other duties as ~~from time to time~~ may be assigned to ~~him or her~~such vice president by the president or the Board of Trustees from time to time.  The Board of Trustees may designate one or more vice presidents as executive vice ~~presidents~~president, senior vice ~~presidents or as~~president or vice presidents for particular areas of responsibility.

Section 5.8    ~~Section 5.6~~ Secretary.  ~~The~~ Except as the Board of Trustees may otherwise provide, the secretary (or his or her designee) shall (a) keep the minutes of the proceedings of the shareholders, the Board of Trustees and committees of the Board of Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the Trust records and of the seal of the Trust, if any; and (d) maintain a share register, showing the ownership and transfers of ownership of all shares of beneficial interest of the Trust, unless a transfer agent is employed to maintain and does maintain such a share register~~; and (e) in general perform~~.  The secretary shall have such other duties as ~~from time to time~~ may be assigned to the secretary by the president or the Board of Trustees from time to time.

Section 5.9    ~~Section 5.7~~ Treasurer.  ~~The~~ Except as the Board of Trustees may otherwise provide, the treasurer shall ~~have~~(a) have general charge of the financial affairs of the Trust; (b) have or oversee in accordance with Section 6.3 the custody of the funds ~~and~~, securities and other valuable documents of the Trust ~~and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be authorized by the Trustees~~; (c) maintain or oversee the maintenance of proper financial books and records of the Trust; and (d) have the duties usually vested in a treasurer.  The treasurer shall ~~also~~ have such other ~~responsibilities~~duties as may be assigned to ~~him or her~~the treasurer by the president or the Board of Trustees from time to time.

Section 5.10    ~~Section 5.8~~ Assistant Secretaries and Assistant Treasurers.  The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Trustees from time to time.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 6.1    Contracts.  The Board of Trustees may authorize any Trustee, officer or agent (including the Advisor or any officer of the Advisor) to ~~enter into any contract or to~~ execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances.  Any agreement, deed, mortgage, lease or other document ~~executed by an authorized Trustee, officer or agent~~ shall be valid and binding upon the ~~Trustees and upon the~~ Trust when duly authorized or ratified by action of the Board of Trustees and executed by an authorized person.

Section 6.2    Checks and Drafts.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as ~~shall from time to time be determined by the treasurer~~the Board of Trustees, the president ~~or~~, the treasurer or any other officer designated by the Board of Trustees may determine.

Section 6.3    Deposits.  All funds of the Trust not otherwise employed shall be deposited or invested from time to time to the credit of the Trust ~~in such banks, trust companies or other depositories as the treasurer~~as the Board of Trustees, the president ~~or~~, the treasurer or any other officer designated by the Board of Trustees may ~~designate~~determine.

ARTICLE VII

SHARES

Section 7.1    Certificates.  Ownership of shares of any class of shares of beneficial ~~ownership~~interest of the Trust shall be evidenced by certificates, or at the election of a shareholder in book entry form.  Unless otherwise determined by the Board of Trustees, any such certificates shall be signed by the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Trust.  The signatures may be either manual or facsimile.  Certificates shall be consecutively numbered and if the Trust shall from time to time issue several classes of shares, each class may have its own number series.  A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

Section 7.2    Transfers.

(a)Shares of beneficial interest of the Trust shall be transferable in the manner provided by applicable law, the Declaration of Trust and these Bylaws.  Certificates shall be treated as negotiable and title thereto and to the shares they represent shall be transferred, as described in Sections 5.2 and 5.6 of the Declaration of Trust.

(b)The Trust shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided in these Bylaws or by the laws of the State of Maryland.

Section 7.3    Lost Certificates.  For shares evidenced by certificates, any officer designated by the Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed.  When authorizing the issuance of a new certificate, an officer designated by the Trustees may, in such officer’s discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 7.4    Closing of Transfer Books or Fixing of Record Date.

(a)The Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose.

(b)In lieu of fixing a record date, the Trustees may provide that the share transfer books shall be closed for a stated period but not longer than twenty (20) days.  If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days before the date of such meeting.

(c)If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (i) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the thirtieth (30th) day before the meeting, whichever is the closer date to the meeting; and (ii) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Trustees, declaring the dividend or allotment of rights, is adopted.

(d)When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Trustees shall set a new record date with respect thereto.

Section 7.5    Share Ledger.  The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent a share ledger containing the name and address of each shareholder and the number of shares of each class of shares of beneficial interest of the Trust held by such shareholder.

Section 7.6    Fractional Shares; Issuance of Units.  The Trustees may issue fractional shares or provide for the issuance of scrip, as described in Section 5.3 of the Declaration of Trust.  Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Trustees may issue units consisting of different securities of the Trust.  Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

ARTICLE VIII

RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

Section 8.1    Definitions.  For the purpose of this ARTICLE VIII, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include, but not be limited to, interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code.  The terms “Beneficial Owner”, “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 8.3(g), provided that each such organization shall be described in Sections 501(c)(3), 170(b)(1)(A) (other than clause (vii) or (viii) thereof) and 170(c)(2) of the Code and contributions to each such organization shall be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“Charitable Trust” shall mean any trust provided for in Section 8.2(a)(ii) and Section 8.3(a).

“Charitable Trustee” shall mean each Person, unaffiliated with the Trust and a Prohibited Owner, that is appointed by the Trust from time to time to serve as a trustee of a Charitable Trust as provided by Section 8.3(a).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Shares” shall mean the common shares of beneficial interest designated as such in the Declaration of Trust.

“Constructive Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include any interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code or treated as beneficially owned under Rule 13d-3 under the Exchange Act.  The terms “Constructive Owner”, “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Excepted Holder” shall mean a shareholder of the Trust for whom an Excepted Holder Limit is created by the Board of Trustees pursuant to Section 8.2(e)(i) and shall include the Excepted Persons (as defined in the Declaration of Trust).

“Excepted Holder Limit” shall mean, provided that and only so long as the affected Excepted Holder complies with all of the requirements established by the Board of Trustees pursuant to Section 8.2(e), the percentage limit established by the Board of Trustees.

“Market Price” with respect to Shares on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported on the principal consolidated transaction reporting system with respect to such Shares, or if such Shares are not listed or admitted to trading on any National Securities Exchange, the last sale price in the over the counter market, or if no trading price is available for such Shares, the fair market value of such Shares as determined in good faith by the Board of Trustees.

“National Securities Exchange” means an exchange registered with the SEC under Section 6(a) of the Exchange Act, as amended, supplemented or restated from time to time, and any successor to such statute.

“Ownership Limit” shall mean (a) with respect to Common Shares, nine and eight-tenths percent (9.8%) (in value or number of shares, whichever is more restrictive) of the Common Shares outstanding at the time of determination and (b) with respect to any other class or series of Shares, nine and eight-tenths percent (9.8%) (in value or number of shares, whichever is more restrictive) of the Shares of such class or series outstanding at the time of determination.

“Person” shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts and other entities and governments and agencies and political subdivisions thereof.

“Prohibited Owner” shall mean any Person who, but for the provisions of Section 8.2(a), would Beneficially Own or Constructively Own Shares in excess of the Ownership Limit, and if appropriate in the context, shall also mean any Person who would have been the holder of record in the books of the Trust or the Trust’s transfer agent of Shares that the Prohibited Owner would have so owned.

“REIT” shall mean a “real estate investment trust” within the meaning of Section 856 of the Code.

“Shares” shall mean the shares of beneficial interest of the Trust.

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event (or any agreement to take any such actions or cause any such events) that causes any Person to acquire Beneficial Ownership or Constructive Ownership of Shares or the right to vote or receive distributions on Shares, including, without limitation, (a) any change in the capital structure of the Trust which has the effect of increasing the total equity interest of any Person in the Trust, (b) a change in the relationship between two or more Persons which causes a change in ownership of Shares by application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code, (c) the grant or exercise of any option or warrant (or any disposition of any option or warrant, or any event that causes any option or warrant not theretofore exercisable to become exercisable), pledge, security interest or similar right to acquire Shares, (d) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right, and (e) transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares, in each case, whether voluntary or involuntary, whether owned of record or Beneficially Owned or Constructively Owned, and whether by operation of law or otherwise.  The terms “Transferring” and “Transferred” shall have the correlative meanings.

Section 8.2    Restrictions on Ownership.

(a)Ownership Limitations.

(i)Basic Restrictions.  (A) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Ownership Limit, (B) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder, (C) no Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, without limitation, Beneficial Ownership or Constructive Ownership that would result in the Trust owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust from such tenant would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code or (D) subject to Section 8.5, notwithstanding any other provisions contained herein, any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of a National Securities Exchange or automated inter-dealer quotation system) that, if effective, would result in Shares being beneficially owned by less than one-hundred (100) Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(ii)Transfer in Trust or Voided Transfer.  If any Transfer of Shares occurs (whether or not such Transfer is the result of a transaction entered into through the facilities of a National Securities Exchange or automated inter-dealer quotation system) which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 8.2(a)(i)(A), Section 8.2(a)(i)(B) or Section 8.2(a)(i)(C), as applicable, then the Board of Trustees shall be authorized and empowered to deem (and if so deemed, such action and result shall be deemed to occur and the officers of the Trust shall be authorized to take such actions in the name and on behalf of the Trust authorized by the Board of Trustees to effectuate the same): (A) that number of Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 8.2(a)(i)(A), Section 8.2(a)(i)(B) or Section 8.2(a)(i)(C) (rounded upward to the nearest whole share, and such excess shares, including as so rounded, the “Excess Shares”) to be automatically transferred to a Charitable Trust or Charitable Trusts for the benefit of a Charitable Beneficiary, as described in Section 8.3, effective as of the close of business on the business day prior to the date of such determination of such Transfer or at such other time determined by the Board of Trustees, and such Person shall acquire no rights in the Excess Shares; or (B) to the fullest extent permitted by law, the Transfer of Excess Shares to be void ab initio, in which case, the intended transferee shall acquire no rights in the Excess Shares.

(iii)Cooperation.  The shareholder that would otherwise qualify as a Prohibited Owner absent the application of the provisions of Section 8.2(a)(ii) shall use best efforts and take all actions necessary or requested by the Trust to cooperate with effecting the actions taken by the Board of Trustees pursuant to Section 8.2(a)(ii), including, without limitation, informing the Trust where any Excess Shares may be held and instructing its agents to cooperate in the prompt implementation and effectuation of the actions so taken by the Board of Trustees.

(b)Remedies for Breach.  If the Board of Trustees or any duly authorized committee thereof shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 8.2(a)(i) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 8.2(a)(i) (whether or not such violation is intended), the Board of Trustees or a committee thereof may take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Shares, refusing to give effect to such Transfer on the books of the Trust or the Trust’s transfer agent or instituting proceedings to enjoin such Transfer or other event and such Person shall be liable, without limitation, for all costs incurred in connection therewith and pursuant to Section 15.2, including the costs and expenses of the Charitable Trustee.  This Section 8.2(b) shall not in any way limit the provisions of Section 8.2(a)(ii).

(c)Notice of Restricted Transfer.  Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 8.2(a)(i), or any Person who would have owned Excess Shares, shall immediately give written notice to the Trust of such event, or in the case of such a proposed or attempted transaction, give at least fifteen (15) days prior written notice, and shall provide to the Trust such other information as the Trust may request.

(d)Owners Required to Provide Information.  Every shareholder of five percent (5%) or more of the Shares of any series or class outstanding at the time of determination, within thirty (30) days after the end of each taxable year and also within three (3) business days after a request from the Trust, shall give written notice to the Trust stating the name and address of such owner, the number of Shares Beneficially Owned, and a description of the manner in which such Shares are held; provided that a shareholder who holds Shares as nominee for another Person, which other Person is required to include in gross income the distributions received on such Shares (an “Actual Owner”), shall give written notice to the Trust stating the name and address of such Actual Owner and the number of Shares of such Actual Owner with respect to which the shareholder is nominee.  Each such shareholder and each Actual Owner shall provide to the Trust such additional information as the Trust may request in order to determine the Trust’s status as a REIT, to determine the Trust’s compliance with other applicable laws or requirements of any governmental authority or to ensure compliance with the Ownership Limit.  Each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the shareholder) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to the Trust such information as the Trust may request, in good faith, in order to determine the Trust’s status as a REIT, to determine the Trust’s compliance with other applicable laws or requirements of any governmental authority and to comply with requirements of any taxing authority or other governmental authority or to determine such compliance.

(e)Exceptions.

(i)The Board of Trustees, in its sole discretion, may grant to any Person who makes a request therefor (a “Requesting Person”) an exception to the Ownership Limit (or one or more elements thereof) with respect to the ownership of any series or class of Shares, subject to the following conditions and limitations: (A) the Board of Trustees shall have determined, in its discretion, that: (1) the Beneficial Ownership or Constructive Ownership of Shares by such shareholder in excess of the Ownership Limit would not violate Section 8.2(a)(i)(C), (2) the Requesting Person does not and will not own, actually or Constructively, an interest in a tenant of the Trust (or a tenant of any entity owned or controlled by the Trust) that would cause the Trust to own, actually or Constructively, more than a nine and eight-tenths percent (9.8%) interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant, (3) the Requesting Person’s ownership of Shares in excess of the Ownership Limit pursuant to the exception requested hereunder (together with the ownership of Shares by all other Persons as permitted under this ARTICLE VIII, taking into account any previously granted exceptions pursuant hereto) would not cause a default under the terms of any contract to which the Trust or any of its subsidiaries is a party or reasonably expects to become a party and (4) the Requesting Person’s ownership of Shares in excess of the Ownership Limit pursuant to the exception requested hereunder (together with the ownership of Shares by all other Persons as permitted under this ARTICLE VIII, taking into account any previously granted exceptions pursuant hereto) is in the best interests of the Trust; and (B)(1) prior to granting any exception pursuant to this Section 8.2(e)(i), the Board of Trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees in their sole discretion, as they may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT and (2) such Requesting Person provides to the Board of Trustees, for the benefit of the Trust, such representations and undertakings, if any, as the Board of Trustees may, in its discretion, determine to be necessary in order for it to make the determination that the conditions set forth in Section 8.2(e)(i)(A) have been and/or will continue to be satisfied (including, without limitation, an agreement as to a reduced Ownership Limit or Excepted Holder Limit for such Requesting Person with respect to the Constructive Ownership of one or more other classes or series of Shares not subject to the exception), and such Requesting Person agrees that any violation of such representations and undertakings or any attempted violation thereof will give rise to the application of the remedies set forth in Section 8.2(a)(ii) and Section 8.2(b) with respect to Shares held in excess of the Ownership Limit or the Excepted Holder Limit (as may be applicable) with respect to such Requesting Person (determined without regard to the exception granted such Requesting Person under this Section 8.2(e)(i)).  If a member of the Board of Trustees requests that the Board of Trustees grant an exception pursuant to this Section 8.2(e) with respect to such member, or with respect to any other Person if such member of the Board of Trustees would be considered to be the Beneficial Owner or Constructive Owner of Shares owned by such other Person, such member of the Board of Trustees shall not participate in the decision of the Board of Trustees as to whether to grant any such exception.

(ii)In determining whether to grant any exemption pursuant to Section 8.2(e)(i), the Board of Trustees may, but need not, consider, among other factors, (A) the general reputation and moral character of the Requesting Person, (B) whether ownership of Shares would be direct or through ownership attribution, (C) whether the Requesting Person’s ownership of Shares would interfere with the conduct of the Trust’s business, including, without limitation, the Trust’s ability to acquire additional properties or additional investments in issuers currently invested in by the Trust or other issuers, (D) whether granting an exemption for the Requesting Person would adversely affect any of the Trust’s existing contractual arrangements, (E) whether the Requesting Person to whom the exception would apply has been approved as an owner of the Trust by all regulatory or other governmental authorities (including Louisiana or other state gaming regulatory authorities) who have jurisdiction over the Trust and (F) whether the Requesting Person to whom the exemption would apply is attempting to change control of the Trust or affect its policies in a way which the Board of Trustees, in its discretion, considers adverse to the best interest of the Trust or the shareholders.  Nothing in this Section 8.2(e)(ii) shall be interpreted to mean that the Board of Trustees may not act in its discretion in making any determination under Section 8.2(e)(i).

(iii)An underwriter or initial purchaser that participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement as determined by the Board of Trustees.

Section 8.3    Transfer of Shares.

(a)Ownership in Trust.  Upon any purported Transfer or other event described in Section 8.2(a)(ii) that results in a transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Charitable Trustee as trustee or trustees, as applicable, of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries (except to the extent otherwise provided in Section 8.3(e)).  Such transfer to the Charitable Trustee shall be deemed to be effective as of the time provided in Section 8.2(a)(ii).  Any Charitable Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner.  Each Charitable Beneficiary shall be designated by the Trust as provided in Section 8.3(g).

(b)Status of Shares Held by a Charitable Trustee.  Shares held by a Charitable Trustee shall be issued and outstanding Shares of the Trust.  The Prohibited Owner shall:

(i)have no rights in the Shares held by the Charitable Trustee;

(ii)not benefit economically from ownership of any Shares held in trust by the Charitable Trustee (except to the extent otherwise provided in Section 8.3(e));

(iii)have no rights to dividends or other distributions;

(iv)not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust; and

(v)have no claim, cause of action or other recourse whatsoever against the purported transferor of such Shares.

(c)Dividend and Voting Rights.  The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary (except to the extent otherwise provided in Section 8.3(e)).  Any dividend or other distribution paid with respect to any Shares which constituted Excess Shares at such time and prior to Shares having been transferred to the Charitable Trustee shall be paid to the Charitable Trustee by the Prohibited Owner upon demand and any dividend or other distribution authorized but unpaid with respect to such Shares shall be paid when due to the Charitable Trustee.  Any dividends or distributions so paid to the Charitable Trustee shall be held in trust for the Charitable Beneficiary.  The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, effective as of the date that Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s discretion) (i) to rescind as void any vote cast by a Prohibited Owner with respect to such Shares at any time such Shares constituted Excess Shares with respect to such Prohibited Owner and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible action, then the Charitable Trustee shall not have the power to rescind and recast such vote.  Notwithstanding the provisions of this ARTICLE VIII, until the Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its stock transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies, and otherwise conducting votes of shareholders.

(d)Rights upon Liquidation.  Upon any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Trust, the Charitable Trustee shall be entitled to receive, ratably with each other holder of Shares of the class or series of Shares that is held in the Charitable Trust, that portion of the assets of the Trust available for distribution to the holders of such class or series (determined based upon the ratio that the number of Shares of such class or series of Shares held by the Charitable Trustee bears to the total number of Shares of such class or series of Shares then outstanding).  The Charitable Trustee shall distribute any such assets received in respect of the Shares held in the Charitable Trust in any liquidation, dissolution or winding up or distribution of the assets of the Trust, in accordance with Section 8.3(e).

(e)Sale of Shares by Charitable Trustee.  Unless otherwise directed by the Board of Trustees, within twenty (20) days of receiving notice from the Trust that Shares have been transferred to the Charitable Trust, or soon thereafter as practicable, the Charitable Trustee shall sell the Shares held in the Charitable Trust (together with the right to receive dividends or other distributions with respect to such Shares as to any Shares transferred to the Charitable Trustee as a result of the operation of Section 8.2(a)(ii)) to a Person, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 8.2(a)(i).  Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 8.3(e).

A Prohibited Owner shall receive the lesser of (A) the net price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (for example, in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust, less the costs, expenses and compensation of the Charitable Trustee and the Trust as provided in Section 8.4 and (B) the net sales proceeds received by the Charitable Trustee from the sale or other disposition of the Shares held in the Charitable Trust.  Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be paid to the Charitable Beneficiary, less the costs, expenses and compensation of the Charitable Trustee and the Trust as provided in Section 8.4.  If such Shares are sold by a Prohibited Owner, then (A) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (B) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 8.3(e), such excess shall be paid promptly to the Charitable Trustee upon demand.

(f)Trust’s Purchase Right in Excess Shares.  Notwithstanding any transfer of Excess Shares to a Charitable Trust pursuant to this ARTICLE VIII, Excess Shares shall be deemed to have been offered for sale to the Trust, or its designee, at a price per Share equal to the lesser of (i) the price per Share in the transaction that resulted in such Shares becoming Excess Shares (or, if the Prohibited Owner did not give value for such Shares, such as in the case of a devise, gift or other such transaction, the Market Price per such Share on the day of the event causing the Shares to become Excess Shares) and (ii) the Market Price per such Share on the date the Trust, or its designee, accepts such offer, in each case of clauses (i) and (ii) of this sentence, less the costs, expenses and compensation of the Charitable Trustee, if any, and the Trust as provided in Section 8.4.  The Trust shall have the right to accept such offer until the Charitable Trustee, if any, has sold the Shares held in the Charitable Trust, if any, pursuant to Section 8.3(e).  Upon such a sale to the Trust, if a Charitable Trust has been established pursuant to this ARTICLE VIII, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and the Charitable Beneficiary as provided in Section 8.3(e).

(g)Designation of Charitable Beneficiaries.  By written notice to the Charitable Trustee, the Trust shall designate from time to time one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that

(i) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 8.2(a)(i) in the hands of such Charitable Beneficiary and (ii) contributions to each such organization shall be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.  The Charitable Beneficiary shall not obtain any enforceable right to the Charitable Trust or any of its trust corpus until so designated and thereafter any such rights remain subject to the provisions of this ARTICLE VIII, including, without limitation, Section 8.3(h).

(h)Retroactive Changes.  Notwithstanding any other provisions of this ARTICLE VIII, the Board of Trustees is authorized and empowered to retroactively amend, alter or repeal any rights which the Charitable Trust, the Charitable Trustee or the Charitable Beneficiary may have under this ARTICLE VIII, including, without limitation, granting retroactive Excepted Holder status to any otherwise Prohibited Owner, with the effect of any transfer of Excess Shares to a Charitable Trust being fully and retroactively revoked; provided, however, that the Board of Trustees shall not have the authority or power to retroactively amend, alter or repeal any obligations to pay amounts incurred prior to such time and owed or payable to the Charitable Trustee pursuant to Section 8.4.

Section 8.4    Costs, Expenses and Compensation of Charitable Trustee and the Trust.

(a)The Charitable Trustee shall be indemnified by the Trust or from the proceeds from the sale of Shares held in the Charitable Trust, as further provided in this ARTICLE VIII, for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations pursuant to this ARTICLE VIII.

(b)The Charitable Trustee shall be entitled to receive reasonable compensation for services provided by the Charitable Trustee in connection with serving as a Charitable Trustee, the amount and form of which shall be determined by agreement of the Board of Trustees and the Charitable Trustee.

(c)Costs, expenses and compensation payable to the Charitable Trustee pursuant to Section 8.4(a) and Section 8.4(b) may be funded from the Charitable Trust or by the Trust.  The Trust shall be entitled to reimbursement on a first priority basis (after payment in full of amounts payable to the Charitable Trustee pursuant to Section 8.4(a) and Section 8.4(b)) from the Charitable Trust for any such amounts funded by the Trust.

(d)Costs and expenses incurred by the Trust in the process of enforcing the ownership limitation set forth in Section 8.2(a)(i), in addition to reimbursement of costs, expenses and compensation of the Charitable Trustee which have been funded by the Trust, may be collected from the Charitable Trust; provided, however, that the ability of the Trust to fund its costs from the Charitable Trust shall not relieve the Prohibited Owner from his or her obligation to reimburse the Trust for costs under Section 15.2 of these Bylaws, except to the extent the Trust has in fact been previously paid from the Charitable Trust; nor will the possibility of the Trust receiving payment from the Charitable Trust create a marshaling obligation which would require the Trust to reimburse itself from the Charitable Trust before enforcing the Trust’s claims under Section 15.2 or otherwise.

Section 8.5    Transactions on a National Securities Exchange.  Nothing in this ARTICLE VIII shall preclude the settlement of any transaction entered into through the facilities of a National Securities Exchange or any automated inter-dealer quotation system.  The fact that the settlement of any transaction takes place shall not negate the effect of any other provision of this ARTICLE VIII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this ARTICLE VIII.

Section 8.6    Enforcement.  The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this ARTICLE VIII.

Section 8.7    Non-Waiver.  No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

Section 8.8    Enforceability.  If any of the restrictions on transfer of Shares contained in this ARTICLE VIII are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then, to the fullest extent permitted by law, the Prohibited Owner may be deemed, at the option of the Trust, to have acted as an agent of the Trust in acquiring such Shares and to hold such Shares on behalf of the Trust.

ARTICLE IX

REGULATORY COMPLIANCE AND DISCLOSURE

Section 9.1    Actions Requiring Regulatory Compliance Implicating the Trust.  If any shareholder (whether individually or constituting a group, as determined by the Board of Trustees), by virtue of such shareholder’s ownership interest in the Trust or actions taken by the shareholder affecting the Trust, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on the Trust or any subsidiary (for purposes of this ARTICLE IX, as defined in Section 2.14.5(c)) of the Trust or any of their respective businesses, assets or operations, including, without limitation, any obligations to make or obtain a Governmental Action (as defined in Section 2.14.3), such shareholder shall promptly take all actions necessary and fully cooperate with the Trust to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting the business, assets, operations or prospects of the Trust or any subsidiary of the Trust.  If the shareholder fails or is otherwise unable to promptly take such actions so to cause satisfaction of such requirements or regulations, the shareholder shall promptly divest a sufficient number of shares of beneficial interest of the Trust necessary to cause the application of such requirement or regulation to not apply to the Trust or any subsidiary of the Trust.  If the shareholder fails to cause such satisfaction or divest itself of such sufficient number of shares of beneficial interest of the Trust by not later than the tenth (10th) day after triggering such requirement or regulation referred to in this Section 9.1, then any shares of beneficial interest of the Trust beneficially owned by such shareholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be deemed to constitute shares held in violation of the ownership limitations set forth in ARTICLE VIII and be subject to the provisions of ARTICLE VIII and any actions triggering the application of such a requirement or regulation may be deemed by the Trust to be of no force or effect.  Moreover, if the shareholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within such ten (10) day period, the Trust may take all other actions which the Board of Trustees deems appropriate to require compliance or to preserve the value of the Trust’s assets; and the Trust may charge the offending shareholder for the Trust’s costs and expenses as well as any damages which may result to the Trust.

As an example and not as a limitation, at the time these Bylaws are being amended and restated, the Trust holds a controlling interest in gaming businesses in Louisiana.  Louisiana law provides that any person who owns five percent (5%) or more of gaming businesses in Louisiana shall provide detailed personal history and financial information and be approved by the Louisiana Gaming Control Board.  Accordingly, if a shareholder acquires five percent (5%) or more of the Trust and refuses to provide the Trust with information required to be submitted to the Louisiana Gaming Control Board or if the Louisiana Gaming Control Board decline to approve such a shareholder’s ownership of the Trust, then, in either event, shares of beneficial interest of the Trust owned by such a shareholder necessary to reduce its ownership to less than five percent (5%) of the Trust may be deemed shares held in violation of the ownership limitation in ARTICLE VIII and shall be subject to the provisions of ARTICLE VIII.

As a further example and not as a limitation, at the time these Bylaws are being amended and restated, the Trust holds a controlling ownership position in a company formed and licensed as an insurance company in the State of Indiana.  The laws of the State of Indiana have certain regulatory requirements for any person who seeks to control (as defined under Indiana law) a company which itself controls an insurance company domiciled in the State of Indiana, including by exercising proxies representing ten percent (10%) or more of the Trust’s voting securities.  Accordingly, if a shareholder seeks to exercise proxies for a matter to be voted upon at a meeting of the Trust’s shareholders without having obtained any applicable approvals from the Indiana insurance regulatory authorities, such proxies representing ten percent (10%) or more of the Trust’s voting securities will, subject to Section 9.3, be void and of no further force or effect.

Section 9.2    Compliance With Law.  Shareholders shall comply with all applicable requirements of federal and state laws, including all rules and regulations promulgated thereunder, in connection with such shareholder’s ownership interest in the Trust and all other laws which apply to the Trust or any subsidiary of the Trust or their respective businesses, assets or operations and which require action or inaction on the part of the shareholder.

Section 9.3    Limitation on Voting Shares or Proxies.  Without limiting the provisions of Section 9.1, if a shareholder (whether individually or constituting a group, as determined by the Board of Trustees), by virtue of such shareholder’s ownership interest in the Trust or its receipt or exercise of proxies to vote shares owned by other shareholders, would not be permitted to vote the shareholder’s shares of beneficial interest of the Trust or proxies for shares of beneficial interest of the Trust in excess of a certain amount pursuant to applicable law (including by way of example, applicable state insurance regulations) but the Board of Trustees determines that the excess shares or shares represented by the excess proxies are necessary to obtain a quorum, then such shareholder shall not be entitled to vote any such excess shares or proxies, and instead such excess shares or proxies may, to the fullest extent permitted by law, be voted by the Advisor (or by another person designated by the Trustees) in proportion to the total shares otherwise voted on such matter.

Section 9.4    Representations, Warranties and Covenants Made to Governmental or Regulatory Bodies.  To the fullest extent permitted by law, any representation, warranty or covenant made by a shareholder with any governmental or regulatory body in connection with such shareholder’s interest in the Trust or any subsidiary of the Trust shall be deemed to be simultaneously made to, for the benefit of and enforceable by, the Trust and any applicable subsidiary of the Trust.

Section 9.5    Board of Trustees’ Determinations.  The Board of Trustees shall be empowered to make all determinations regarding the interpretation, application, enforcement and compliance with any matters referred to or contemplated by this ARTICLE IX.

ARTICLE X

FISCAL YEAR

Section 10.1    Fiscal Year.  The fiscal year of the Trust shall be the calendar year.

ARTICLE XI

DIVIDENDS AND OTHER DISTRIBUTIONS

Section 11.1    Dividends and Other Distributions.  Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized and declared by the Trustees.  Dividends and other distributions may be paid in cash, property or shares of beneficial interest of the Trust.

ARTICLE XII

SEAL

Section 12.1    Seal.  The Trustees may authorize the adoption of a seal by the Trust.  The Trustees may authorize one or more duplicate seals.

Section 12.2    Affixing Seal.  Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

ARTICLE XIII

WAIVER OF NOTICE

Section 13.1    Waiver of Notice.  Whenever any notice is required to be given pursuant to the Declaration of Trust, these Bylaws or applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice or waiver by electronic transmission, unless specifically required by statute.  The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIV

AMENDMENT OF BYLAWS

Section 14.1    Amendment of Bylaws.  Except for any change for which these Bylaws requires approval by more than a majority vote of the Trustees, these Bylaws may be amended or repealed or new or additional Bylaws may be adopted only by the vote or written consent of a majority of the Trustees as specified in Section 3.10.

ARTICLE XV

MISCELLANEOUS

Section 15.1    References to Declaration of Trust.  All references to the Declaration of Trust shall include any amendments and supplements thereto.

Section 15.2    Costs and Expenses.  In addition to, and as further clarification of each shareholder’s obligation to indemnify and hold the Trust harmless ~~from and against all costs, expenses, penalties, fines and other amounts, including, without limitation, attorneys’ and other professional fees, whether third party or internal, arising from such shareholder’s violation of any provision of the Declaration of Trust or these Bylaws~~ pursuant to Section 8.8 of the Declaration of Trust, to the fullest extent permitted by law, each shareholder will be liable to the Trust (and any subsidiaries or affiliates thereof) for, and indemnify and hold harmless the Trust (and any subsidiaries or affiliates thereof) from and against, all costs, expenses, penalties, fines or other amounts, including, without limitation, reasonable attorneys’ and other professional fees, whether third party or internal, arising from such shareholder’s breach of or failure to fully comply with any covenant, condition or provision of these Bylaws or the Declaration of Trust (including Section 2.14 of these Bylaws) or any action by or against the Trust (or any subsidiaries or affiliates thereof) in which such shareholder is not the prevailing party, and shall pay such amounts to such indemnitee on demand, together with interest on such amounts, which interest will accrue at the lesser of ~~the Trust’s highest marginal borrowing rate,~~fifteen percent (15%) per annum ~~compounded,~~ and the maximum amount permitted by law, from the date such costs or the like are incurred until the receipt of payment.

Section 15.3    Ratification.  The Board of Trustees or the shareholders may ratify and make binding on the Trust any action or inaction by the Trust or its officers to the extent that the Board of Trustees or the shareholders could have originally authorized the matter.  Moreover, any action or inaction questioned in any shareholder’s derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Trustee, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Trustees or by the shareholders and, if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Trust and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 15.4    Ambiguity.  In the case of an ambiguity in the application of any provision of these Bylaws or any definition contained in these Bylaws, the Board of Trustees shall have the sole power to determine the application of such provisions with respect to any situation based on the facts known to it and such determination shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

Section 15.5    Inspection of Bylaws.  The Trustees shall keep at the principal office for the transaction of business of the Trust the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

Section 15.6    Election to be Subject to Part of Title 3, Subtitle 8.  Notwithstanding any other provision contained in the Declaration of Trust or these Bylaws, the Trust hereby elects to be subject to Section 3-804(b) and (c) of Title 3, Subtitle 8 of the ~~Maryland General Corporation Law (or any successor statute)~~MGCL.  This Section 15.6 only may be repealed, in whole or in part, by a subsequent amendment to these Bylaws.

ARTICLE XVI

ARBITRATION PROCEDURES FOR DISPUTES

Section 16.1    Procedures for Arbitration of Disputes.  Any disputes, claims or controversies brought by or on behalf of any shareholder of the Trust (which, for purposes of this ARTICLE XVI, shall mean any shareholder of record or any beneficial owner of shares of beneficial interest of the Trust, or any former shareholder of record or beneficial owner of shares of beneficial interest of the Trust), either on his, her or its own behalf, on behalf of the Trust or on behalf of any series or class of shares of beneficial interest of the Trust or shareholders of the Trust against the Trust or any Trustee, officer, manager (including Reit Management & Research LLC or its successor), agent or employee of the Trust, including any disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of the Declaration of Trust or these Bylaws (all of which are referred to as “Disputes”) or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute or Disputes, be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (~~the~~

“AAA”) then in effect, except as those Rules may be modified in this ARTICLE XVI.  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against Trustees, officers or managers of the Trust and class actions by shareholders against those individuals or entities and the Trust.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.

Section 16.2    Arbitrators.  There shall be three (3) arbitrators.  If there are only two (2) parties to the Dispute, each party shall select one (1) arbitrator within fifteen (15) days after receipt by respondent of a copy of the demand for arbitration. ~~Such~~ The arbitrators may be affiliated or interested persons of ~~such parties. If either party fails to timely select an arbitrator, the other party to the Dispute shall select the second arbitrator who shall be neutral and impartial and shall not be affiliated with or an interested person of either party~~the parties.  If there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one (1) arbitrator~~. Such~~ within fifteen (15) days after receipt of the demand for arbitration.  The arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be.  If either a claimant (or all claimants) or a respondent (or all respondents ~~fail~~) fail(s) to timely select an arbitrator then ~~such~~the party (or parties) who has selected an arbitrator ~~(who~~may request AAA to provide a list of three (3) proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) ~~shall be appointed by the AAA. The two~~ and the party (or parties) that failed to timely appoint an arbitrator shall have ten (10) days from the date AAA provides the list to select one (1) of the three (3) arbitrators proposed by AAA.  If the party (or parties) fail(s) to select the second (2nd) arbitrator by that time, the party (or parties) who have appointed the first (1st) arbitrator shall then have ten (10) days to select one (1) of the three (3) arbitrators proposed by AAA to be the second (2nd) arbitrator; and, if he/they should fail to select the second (2nd) arbitrator by such time, AAA shall select, within fifteen (15) days thereafter, one (1) of the three (3) arbitrators it had proposed as the second (2nd) arbitrator.  The two (2) arbitrators so appointed shall jointly appoint the third (3rd) and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen (15) days of the appointment of the second (2nd) arbitrator.  If the third (3rd) arbitrator has not been appointed within the time limit specified herein, then ~~the~~ AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by ~~the~~ AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

Section 16.3    Place of Arbitration.  The place of arbitration shall be Boston, Massachusetts unless otherwise agreed by the parties.

Section 16.4    Discovery.  There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.  For the avoidance of doubt, it is intended that there shall be no depositions and no other discovery other than limited documentary discovery as described in the preceding sentence.

Section 16.5    Awards.  In rendering an award or decision (~~the~~an “Award”), the arbitrators shall be required to follow the laws of the State of Maryland.  Any arbitration proceedings or Award ~~rendered hereunder and the validity, effect and interpretation of this arbitration agreement~~ shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq. ~~The~~ An Award shall be in writing and ~~may, but~~ shall ~~not be required to, briefly~~ state the findings of fact and conclusions of law on which it is based.  Any monetary ~~award~~Award shall be made and payable in U.S. dollars free of any tax, deduction or offset. ~~The~~ Subject to Section 16.7, each party against which ~~the~~an Award assesses a monetary obligation shall pay that obligation on or before the thirtieth (30th) day following the date of ~~the~~such Award or such other date as ~~the~~such Award may provide.

Section 16.6    Costs and Expenses.  Except as otherwise set forth in the Declaration of Trust or these Bylaws, including Section 15.2 of these Bylaws, or as otherwise agreed ~~between~~by the parties thereto, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an ~~award~~Award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of the Trust’s ~~award~~Award to the claimant or the claimant’s attorneys.  Each party (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third (3rd) appointed arbitrator.

Section 16.7    Appeals.  Any Award, including but not limited to any interim Award, may be appealed pursuant to the AAA’s Optional Appellate Arbitration Rules (“Appellate Rules”).  An Award shall not be considered final until after the time for filing the notice of appeal pursuant to the Appellate Rules has expired.  Appeals must be initiated within thirty (30) days of receipt of an Award by filing a notice of appeal with any AAA office.  Following the appeal process, the decision rendered by the appeal tribunal may be entered in any court having jurisdiction thereof.    For the avoidance of doubt, and despite any contrary provision of the Appellate Rules, Section 16.6 shall apply to any appeal pursuant to this Section 16.7 and the appeal tribunal shall not render an Award that would include shifting of any costs or expenses (including attorneys’ fees) of any party.

Section 16.8    ~~Section 16.7~~ Final and Binding.  ~~An~~ Following the expiration of the time for filing the notice of appeal, or the conclusion of the appeal process set forth in Section 16.7, an Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between ~~such~~those parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon ~~the~~an Award may be entered in any court having jurisdiction.  To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any ~~award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and~~Award, except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

Section 16.9    ~~Section 16.8~~ Beneficiaries.  This ARTICLE XVI is intended to benefit and be enforceable by the shareholders, Trustees, officers, managers (including Reit Management &

Research LLC or its successor), agents or employees of the Trust and the Trust and shall be binding on the shareholders of the Trust and the Trust, as applicable, and ~~shall~~ be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

ARTICLE XVII

EXCLUSIVE FORUM FOR CERTAIN DISPUTES

The Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Trust, (2) any action asserting a claim of breach of a fiduciary duty owed by any trustee, officer, manager, agent or employee of the Trust to the Trust or the Trust’s shareholders, (3) any action asserting a claim against the Trust or any trustee, officer, manager, agent or employee of the Trust arising pursuant to Maryland law or the Declaration of Trust or these Bylaws, including any disputes, claims or controversies brought by or on behalf of any shareholder of the Trust (which, for purposes of this ARTICLE XVII, shall mean any shareholder of record or any beneficial owner of any class or series of shares of beneficial interest of the Trust, or any former holder of record or beneficial owner of any class or series of shares of beneficial interest of the Trust), either on his, her or its own behalf, on behalf of the Trust or on behalf of any series or class of shares of beneficial interest of the Trust or shareholders of the Trust against the Trust or any trustee, officer, manager, agent or employee of the Trust, including any disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of the Declaration of Trust or these Bylaws, including this ARTICLE XVII, or (4) any action asserting a claim against the Trust or any trustee, officer, manager, agent or employee of the Trust governed by the internal affairs doctrine of the State of Maryland.  Failure to enforce the foregoing provisions would cause the Trust irreparable harm and the Trust shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.  Any person or entity purchasing or otherwise acquiring any interest in shares of beneficial interest of the Trust shall be deemed to have notice of and consented to the provisions of this ARTICLE XVII.  This ARTICLE XVII shall not abrogate or supersede any other provision of these Bylaws which may require the resolution of such disputes by arbitration.